UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 4, 2010

SOUTHERN CHINA LIVESTOCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52866	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 +86 (701) 568-0890
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

On November 4, 2010, the Board of Directors of Southern China Livestock, Inc. (the “Company”), comprising all of its directors, Dengfu Xu, Luping Pan and Wei (Wayne) He, in accordance with Article III of the Company’s bylaws, elected Juxi Liu and Maopu Xiao as directors of the Company and approved director agreements with each of them. Mr. Liu and Mr. Xiao were each elected to serve on the Board of Directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

The biographical information regarding each of the new directors is listed below:

Juxi Liu, Age 64, Director

Mr. Liu served as President of Agricultural Bank of China, Jiangxi Province Branch, from August 1998 to June 2005.  From August 1980 to July 1998, he served at the same bank in different positions, including Director of Human Resource Department and Vice President.  From 1969 to 1979, Mr. Liu worked in companies in construction and petroleum industries. He was also a Delegate of Jiangxi Provincial Committee of Chinese People’s Political Consultative Conference from February 1998 to February 2008.  Mr. Liu holds a bachelor’s degree in Finance and Treasury from Renmin University of China.  Mr. Liu has been retired since August 2008. We believe that Mr. Liu’s experience in the financial industry, particularly his position as president of The Jiangxi Province Branch of the Agricultural Bank of China, together with his familiarity with the agriculture industry in China and his educational background qualify him as a director of the Company.

Maopu Xiao, Age 61, Director

Mr. Xiao served as Director of the Agriculture Bureau of Jiangxi Province from December 2001 to August 2009. From September 1988 to December 2001, he served as an official of government and Chinese Communist Party of Yingtan City, Guangzhou County, and Yichun County in Jiangxi Province at different times. Before 1988 he held various positions in the provincial, municipal, and local governments in Jiangxi province.  Mr. Xiao holds a bachelor degree in management from Jiangxi Political Science College. Mr. Xiao has been retired since August 2009. We believe that Mr. Xiao’s experience in the agriculture industry and local governments qualifies him as an independent director of the Company.

Family Relationships

Mr. Liu and Mr. Xiao do not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreements

On November 4, 2010, we entered into director agreements with each of Mr. Liu and Mr. Xiao for a period of one year and until their successors are elected. We will pay a cash payment of $8,000 per year to be paid quarterly to Mr. Liu and Mr. Xiao, respectively. Additionally, we will reimburse the independent directors for all reasonable out-of-pocket expenses incurred by the independent directors in attending any in-person meetings, including travel, lodging and related expenses. The Board of Directors approved the director agreements on November 4, 2010.  The director agreements are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement with Juxi Liu, dated November 4, 2010
10.2	Director Agreement with Maopu Xiao, dated November 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CHINA LIVESTOCK, INC.

Date: November 5, 2010	By:	/s/ Luping Pan
Luping Pan President, Chief Executive Officer and Director

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